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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANT



We hereby consent to the incorporation by reference in this Information Required in Proxy Statement on Schedule 14A Information of our report dated March 19, 1999 relating to the consolidated financial statements, which appears in Windsor Park Properties 6 Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended by the Partnership's Annual Report on Form 10-KSB/A.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Denver, Colorado
March 3, 2000